Exhibit (A)(99)

THE RBB FUND, INC.

ARTICLES OF AMENDMENT

THE RBB FUND, INC., a Maryland corporation (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation is hereby amended by changing the name of the Class EEEEEE (Motley Fool Global Opportunities Fund – Investor Shares), Class FFFFFF (Motley Fool Global Opportunities Fund – Institutional Shares), Class GGGGGG (Motley Fool Small-Mid Cap Growth Fund – Investor Shares), Class HHHHHH (Motley Fool Small-Mid Cap Growth Fund – Institutional Shares), Class IIIIII (Motley Fool Emerging Markets Fund – Investor Shares), Class JJJJJJ (Motley Fool Emerging Markets Fund – Institutional Shares) and Class YYYYYY (Motley Fool Small-Cap Growth ETF) as follows:

Old Designation	New Designation

Class EEEEEE Motley Fool Global Opportunities Fund – Investor Shares	Class EEEEEE MFAM Global Opportunities Fund – Investor Shares

Class FFFFFF Motley Fool Global Opportunities Fund – Institutional Shares	Class FFFFFF MFAM Global Opportunities Fund – Institutional Shares

Class GGGGGG Motley Fool Small-Mid Cap Growth Fund – Investor Shares	Class GGGGGG MFAM Small-Mid Cap Growth Fund – Investor Shares

Class HHHHHH Motley Fool Small-Mid Cap Growth Fund – Institutional Shares	Class HHHHHH MFAM Small-Mid Cap Growth Fund – Institutional Shares

Class IIIIII Motley Fool Emerging Markets Fund – Investor Shares	Class IIIIII MFAM Emerging Markets Fund – Investor Shares

Class JJJJJJ Motley Fool Emerging Markets Fund – Institutional Shares	Class JJJJJJ MFAM Emerging Markets Fund – Institutional Shares

Class YYYYYY Motley Fool Small-Cap Growth ETF	Class YYYYYY MFAM Small-Cap Growth ETF

SECOND: The foregoing amendment to the charter of the Corporation was approved by the vote of a majority of the Board of Directors. The foregoing amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its duly authorized President who acknowledges that these Articles of Amendment are the act of the Corporation, that to the best of his knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties for perjury.

THE RBB FUND, INC.

By:	/s/ Salvatore Faia
Salvatore Faia
President

ATTEST:

/s/ James G. Shaw

James G. Shaw

Secretary